Exhibit 99.1

FOR IMMEDIATE RELEASE

DIGITAL INSIGHT COMPLETES

ACQUISITION OF MAGNET COMMUNICATIONS, INC.

CALABASAS, Calif. (November 25, 2003) – Digital Insight® Corp. (Nasdaq: DGIN) (www.digitalinsight.com), the leading online banking provider, today announced that it has completed the acquisition of Magnet Communications, Inc., a privately held provider of online cash management and business banking solutions to a premier client base of large and mid-size financial institutions. Digital Insight announced its agreement to acquire Magnet on October 23, 2003.

As consideration for the transaction, Digital Insight paid a combination of 1.45 million shares of Digital Insight common stock and $33.5 million in cash.

“I am extremely pleased by the enthusiastic response to our merger announcement from Magnet and Digital Insight customers and prospects,” commented Jeff Stiefler, Digital Insight chairman, president and CEO. “Decision makers within financial institutions of all sizes recognize that, for the first time, there is a single partner capable of serving the full spectrum of cash management needs—from small businesses to large corporations.”

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“The Magnet acquisition makes us a leading provider of cash management solutions—one of the most important and fastest-growing segements of online banking—further strengthening our position of overall industry leadership,” Stiefler added.

As previously announced, the acquisition is expected to be neutral to slightly accretive to non-GAAP pro forma earnings per share in 2004, excluding non-cash charges to amortize certain acquired intangible assets. The Magnet acquisition is not expected to have a material impact on Digital Insight’s previous guidance for non-GAAP pro forma earnings per share for the fourth quarter ending December 31, 2003.

About Digital Insight

Digital Insight® Corporation is the leading online banking provider for visionary financial institutions. Through its comprehensive portfolio of outsourced, Internet-based financial products and services built upon the company’s unique architecture, Digital Insight enables banks and credit unions to become the trusted transaction hub for their retail and commercial customers. Digital Insight provides retail and commercial Internet banking, electronic bill payment and presentment, eCommerce portal technology, wireless channel delivery, advanced targeted marketing, website development and maintenance, as well as online and call center lending services. Each Digital Insight product and service reinforces the brands of its client financial institutions.

Safe Harbor Statement under the Private Litigation Reform Act of 1995

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, statements of expected synergies, impact of the acquisition to future earnings and operations, execution of integration plans, and the potential growth of the Company’s market share are all forward-looking statements. Risks, uncertainties and assumptions include the possibility that the market for the sale of certain products and services may not develop as expected; that development of these products and services may not proceed as planned; that the parties are unable to transition customers, successfully execute their integration strategies, effectively manage geographically diverse organizations, or achieve planned synergies; and other risks that are described from time to time in Digital Insight’s Securities and Exchange Commission reports (including but not limited to the annual report on Form 10-K for the year ended Dec. 31, 2002, and subsequently filed reports). If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, Digital Insight’s results could differ materially from its expectations in these statements. Digital Insight assumes no obligation and does not intend to update these forward-looking statements.

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CONTACTS:

CORPORATE COMMUNICATIONS	INVESTOR RELATIONS
Jyoti Nanda	Erik Randerson
Corporate Communications	Investor Relations
Digital Insight	Digital Insight
(888) 344-4674 ext. 86048	(818) 878-6615
press.releases@digitalinsight.com

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